After Filing Return To:

Chugach Electric Association, Inc.

5601 Electron Drive

Post Office Box 196300

Anchorage, AK  99519-6300

Attention: Mr. Tom Schulman

FOURTH SUPPLEMENTAL INDENTURE OF TRUST

(Adding Legal Description of Real Property to Exhibit A

of Second Amended and Restated Indenture of Trust)

THIS FOURTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of February 3rd, 2015, is amendatory and supplemental to that certain Second Amended and Restated Indenture of Trust dated January 20, 2011 (the “Original Indenture”), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, recorded January 20, 2011, under the following recording numbers:

Recording District	Recording Number
Anchorage	2011-003688-0
Kenai	2011-000608-0
Palmer	2011-001410-0
Seward	2011-000062-0

which Second Amended and Restated Indenture of Trust was associated with a Trust Indenture dated as of September 15, 1991, and recorded September 25, 1991, under the following recording numbers:

Recording District	Recording Number
Anchorage	Book 2195, Page 178
Kenai	Book 663, Page 167
Palmer	Book 389, Page 637
Seward	Book 62, Page 351

The Original Indenture was amended by that First Supplemental Indenture of Trust dated as of January 20, 2011 (“First Supplemental Indenture”), which was recorded on January 20, 2011, in the districts of Anchorage, Kenai, Palmer and Seward, Alaska, under the following recording numbers:

Recording District	Recording Number
Anchorage	2011-003689-0
Kenai	2011-000609-0
Palmer	2011-001411-0
Seward	2011-000063-0

The purposes of the First Supplemental Indenture were to provide for the creation and designation of a series of Obligations known as First Mortgage Bonds, 2011 Series A, and to specify the form and provisions of the First Mortgage Bonds, 2011 Series A.

The Original Indenture was further amended by Second Supplemental Indenture of Trust dated as of September 30, 2011 (the “Second Supplemental Indenture”), which was recorded on October 10, 2011, in the districts of Anchorage, Kenai, Palmer and Seward, Alaska, under the following recording numbers.

Recording District	Recording Number
Anchorage	2011-048750-0
Kenai	2011-009565-0
Palmer	2011-019671-0
Seward	2011-001198-0

The purpose of the Second Supplemental Indenture was to confirm that (i) the Company’s interest in the Bernice Lake Repeater Station (which is located on land legally described in the paragraph titled “Parcel 5” in Exhibit A to the Original Indenture but which land was also erroneously listed in Exhibit C to the Original Indenture) was and is in all respects subject to the lien of the Indenture, and (ii) the Company’s interest in the Bernice Lake Power Plant, which is located on land legally described in the paragraph titled “Bernice Lake Power Plant” in Exhibit C attached to the Second Supplemental Indenture, and which was subsequently sold by the Company, was Excepted Property (as defined in the Indenture).

The Original Indenture was further amended by Third Supplemental Indenture of Trust dated as of January 5, 2012 (the “Third Supplemental Indenture”), which was recorded on January 10, 2012, in the districts of Anchorage, Kenai, Palmer and Seward, Alaska, under the following recording numbers:

Recording District	Recording Number
Anchorage	2012-001554-0
Kenai	2012-000310-0
Palmer	2012-000586-0
Seward	2012-000029-0

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The purposes of the Third Supplemental Indenture were to provide for the creation and designation of a series of Obligations known as First Mortgage Bonds, 2012 Series A, and to specify the form and provisions of the First Mortgage Bonds, 2012 Series A.

The Original Indenture, as amended by the First, Second and Third Supplemental Indentures, is referred to herein as the “Indenture.”

The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to U.S. Bank National Association, as Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

The Company owns an additional interest in real property, which real property was not specifically described in Exhibit A to the Indenture, but which interest the Company now intends to be subjected to the lien of the Indenture from and after the date of this Fourth Supplemental Indenture.

The purpose of this Fourth Supplemental Indenture is to confirm that the Company’s interest in the real property described in Exhibit A attached to this Fourth Supplemental Indenture, including the Company’s interest in all improvements thereon and appurtenances thereto, is in all respects subject to the lien of the Indenture in the same manner and to the same extent as if legally described in Exhibit A to the Indenture, and Exhibit A to the Indenture is hereby amended to add the Company’s interest in the real property described in Exhibit A attached to this Fourth Supplemental Indenture.

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CHUGACH ELECTRIC ASSOCIATION, INC.,
an Alaska electric Cooperative

By:	/s/ Bradley Evans
	Title:	CEO

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Dyan Huhta
	Title:	Senior Vice President

Fourth Supplemental Indenture – Signature Page

STATE OF ALASKA                   )

                                                      )  ss.

THIRD JUDICIAL DISTRICT     )

The foregoing instrument was acknowledged before me this 3rd day of Feb., 2015, by Bradley Evans, the CEO of CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.

/s/ Divina Portades
NOTARY PUBLIC in and for the State of
Alaska, residing at	Anchorage
My commission expires	4/1/17
Print Name	Divina Portades

STATE OF WASHINGTON        )

                                                      )  ss.

COUNTY OF KING                     )

I certify that I know or have satisfactory evidence that Dyan Huhta, is the person who appeared before me, and said person acknowledged that she signed this instrument, and on oath stated that she was authorized to execute the instrument and acknowledge it as the Senior Vice President of U.S. BANK NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, for the uses and purposes therein mentioned.

Given under my hand and official seal this 30th day of January, 2015.

/s/ Nicole DeCamp
NOTARY PUBLIC in and for the State of
Washington, residing at	Seattle
My commission expires	4/9/16
Print Name	Nicole DeCamp

Fourth Supplemental Indenture – Acknowledgements

EXHIBIT A

to Fourth Supplemental Indenture of Trust

(Additional Real Property Included in Trust Estate)

Tract One (1), HANE SUBDIVISION, according to the official plat thereof, filed under Plat No. 66-94, books and records of the Anchorage Recording District, Third Judicial District, State of Alaska;

SUBJECT TO reservations and exceptions as contained in the U.S. Patent;

FURTHER SUBJECT TO notes, easements and restrictions as delineated on the face of plat 66-94;

FURTHER SUBJECT TO reservations, exceptions, easements, rights-of-way, and other matters of record, not affecting marketability, if any.

Fourth Supplemental Indenture – Exhibit A